CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 1, 1998 on the consolidated financial statements of Patton Management Corporation included in this current report on Form 8-K, Amendment No. 1, into Able Telcom Holding Corp.'s previously filed Registration Statement No. 333-04377. It should be noted that we have not audited any financial statements of the Company subsequent to March 31, 1998 or performed any audit procedures subsequent to the date of our report.



/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
June 12, 1998